Exhibit 99

COMPANY STATEMENT

These purported employees have written two previous anonymous letters that prompted two exhaustive investigations, neither of which found any evidence of any illegalities.

The company and its Board of Directors took aggressive action to provide several methods for any employee to be able to confidentially and anonymously submit any evidence or support for their claims. No one did so. Nevertheless, the company actively sought out such evidence during the course of these two investigations. No such evidence was found.

The newest anonymous letter contains yet more of these unsupported and unsubstantiated allegations of fraudulent or other illegal conduct. Under our process, any employee can anonymously or confidentially report a concern by contacting a company compliance officer, a 24-hour hotline or by contacting any member of the Audit Committee of the Board of Directors. The company will evaluate every concern that is submitted, but will not treat as credible nor be willing to address claims that are unsupported.